UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 17, 2012

Arden Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-9904 (Commission File Number)	95-3163136 (IRS Employer Identification No.)

2020 S. Central Avenue Compton, California (Address of Principal Executive Offices)	90220 (Zip Code)

(310) 638-2842
(Registrant’s Telephone Number, Including Area Code)

No Change
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.  Costs Associated with Exit or Disposal Activities.

Arden Group, Inc. (Company) is the parent company of Gelson’s Markets (Gelson’s) which operates eighteen full-service supermarkets in Southern California.  On February 17, 2012, Gelson’s management committed to a plan to close its store located in Northridge, California after the close of business on Saturday, February 25, 2012.   Gelson’s decision to close the store was based on the lack of profitability of the Northridge location for the past several years.  Gelson’s is currently in negotiations to assign or terminate the lease, but no agreement has yet been reached.  The Company is unable to estimate whether or when such an agreement might be reached.  Gelson’s currently intends to pay rent and related charges as required under the lease until such point at which it is no longer obligated to do so.  All currently active employees at the Northridge location have been offered employment at other Gelson’s locations.

The Company has established a reserve to account for leasehold costs that will continue to be incurred under the lease agreement for the remaining term of the lease in the estimated amount of $1,828,000.   As required by accounting guidance, this reserve has been reduced by estimated future sublease rental income that could reasonably be obtained for the property. The reserve will be adjusted in the future for changes to such estimated costs, if any, after the store closure.  In addition, Gelson’s expects to incur costs estimated to be between $300,000 and $400,000 to transfer excess product and supplies to other Gelson’s locations, to write off product which cannot be transferred, to shut down and relocate or write off equipment, to terminate current subtenant leases and to maintain the store after closing until Gelson’s has no further obligations under the lease.  These costs will be recorded as incurred.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of the Company.  Certain statements contained in this Current Report on Form 8-K are forward-looking statements.  These statements discuss, among other things, possible future lease assignment, termination or sublease and various estimates.  These forward-looking statements reflect the Company’s current estimates, plans and expectations and are based on information currently known to the Company.  The Company cautions readers that any forward-looking statements contained in this Current Report involve risks and uncertainties and are subject to change.  The Company does not undertake any obligation to update forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARDEN GROUP, INC. (Registrant)

Date: February 24, 2012	By:	/s/ LAURA J. NEUMANN
	Name:	Laura J. Neumann
	Title:	Chief Financial Officer